FOR IMMEDIATE RELEASE

DWANGO WIRELESS (US) AND DWANGO CO., LTD. (JAPAN)
NEGOTIATE MUTUALLY BENEFICIAL SEPARATION AGREEMENT

Agreement Furthers Dwango Wireless’ Focus on Producing, Publishing and Promoting Mobile Channels for Premium Lifestyle Brands and Dwango Co., Ltd.’s Global Expansion Opportunities

SEATTLE, Wash - Oct. 28, 2005 - Dwango North America Corp. (OTCBB:DWGN), which does business as Dwango® Wireless, a leading developer and publisher of mobile entertainment content for top lifestyle brands, today announced that it has entered into a trademark and technology separation agreement with Japanese mobile entertainment supplier Dwango Co., Ltd. (Tokyo Stock Exchange: code 3715).

Under the terms of this agreement, Dwango Wireless will no longer be required to pay Dwango Co., Ltd. a royalty or licensing fee, effective immediately. Day-to-day operations of both companies will be unaffected by the agreement. Dwango Wireless plans to reveal a new company name prior to the end of the year.

For more than three years, Dwango Wireless has been the exclusive licensee of the Dwango trademark and technologies in North America. Dwango Co., Ltd. will be able to use and license its trademarks and technology in North America beginning next year. Dwango Co., Ltd. is already a top provider of mobile content in Japan, and its customers include all of that country’s top wireless carriers.

“This is a terrific opportunity to continue executing our ongoing business strategy of developing mobile channels for premium lifestyle and affiliate brands such as Playboy, Napster and USA TODAY,” said Alexander U. Conrad, president, COO and interim CEO of Dwango Wireless. “The market for mobile content has grown and matured tremendously since we started this company and we’re grateful that the assistance and experience from Dwango Co., Ltd. was instrumental in bringing us to this point.”

Dwango Wireless will cease using the Dwango trademark upon announcement of its new name, and will rename its products and other assets as soon as possible.

Conrad continued, “As both companies continue their leadership role in the mobile industry, we wish Dwango Co., Ltd continued success moving forward.”

About Dwango Co., Ltd.
Tokyo-based Dwango Co., Ltd. (Tokyo Stock Exchange: code 3715) is a leading provider of mobile ringtones, games and streaming content. The eight-year-old company focuses on planning, developing, managing, support and consultation for network entertainment contents and systems. Its customers include Japan’s largest wireless carriers (including NTT DoCoMo, KDDI and Vodafone) and the largest entertainment platform companies (including Sony Computer Entertainment and Nintendo).

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English-language site: http://info.dwango.co.jp/english.html
Japanese-language site: http://dwango.jp/

About Dwango North America Corp. (Dwango Wireless)
Dwango® Wireless (OTCBB:DWGN) offers a comprehensive approach for bringing lifestyle and affiliate brands to the wireless arena through customized entertainment content, ringtones, games and applications for mobile phones. A key player in the wireless industry, Dwango Wireless provides unique content for some of today's hottest lifestyle brands, including Napster, USA TODAY, Playboy and Rolling Stone. Dwango North America corporate information can be found at www.dwango.com. Dwango® is a trademark of Dwango Co., Ltd., and is used pursuant to an exclusive license.

Certain of the statements made in this press release are forward-looking statements. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. For example, the statements regarding the impact of the termination agreement with Dwango Co., Ltd are forward-looking and actual results may differ materially from those statements due to various risks and uncertainties. More information about the risks and uncertainties faced by Dwango Wireless is contained in Dwango Wireless’ filings with the Securities and Exchange Commission. Dwango Wireless disclaims any intention or obligation to update or revise any information in this press release, whether as a result of new information, future events or otherwise.

Media contacts
For Dwango North America Corp. (Dwango Wireless):
Jared Nieuwenhuis
Director, Marketing Communications
Dwango Wireless
206.832.0508
jared.nieuwenhuis@dwango.com

Carol Rogalski
Text 100 Public Relations
206.267.2024
carolr@text100.com

For Dwango Co., Ltd.:
Dale Gluck
Hill & Knowlton Seattle
+1 206 728 1100, mobile +1 206 856 9064
dale.gluck@hillandknowlton.com

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